Exhibit 32.1

Certification Pursuant to 18 U.S.C Section 1350

(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of MEDNAX, Inc. on Form 10-Q for the quarter ended June 30, 2019 (the “Report”), each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MEDNAX, Inc.

A signed original of this written statement required by Section 906 has been provided to MEDNAX, Inc. and will be retained by MEDNAX, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

August 1, 2019

By:	/s/ Roger J. Medel, M.D.
Roger J. Medel, M.D.
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer
(Principal Financial Officer)